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                                                                     EXHIBIT 8.1

                    [LETTERHEAD OF SULLIVAN & CROMWELL]

                                                                  April 19, 2000

Wachovia Corporation,
100 North Main Street,
Winston-Salem, North Carolina 27150.

Ladies and Gentlemen:

   We have acted as your counsel in connection with your registration Statement on Form S-4 filed with the Securities and Exchange Commission on April 19, 2000 (the "registration Statement"). We hereby confirm to you that our opinion is as set forth under the caption "Federal Income Tax Consequences" in the Proxy Statement/Prospectus included in the related Registration Statement, subject to the limitations therein contained.

   We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                          Very truly yours,

                                          /s/ Sullivan & Cromwell